UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On the evening of May 7, 2009, Target Corporation distributed the following information to its employees:

A One-Stop Shop for Target Proxy Information

Target’s Annual Meeting of Shareholders on May 28, 2009, is fast approaching. And this year, as a company, we are in the midst of a proxy contest. As part of the contest, Target shareholders are being asked by our Board of Directors to:

•                  Vote to elect Target directors to our Board of Directors for three-year terms

•                  Determine that the number of directors constituting our Board of Directors shall be 12

•                  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and

•                  Approve the performance measures available under the Target Corporation Long-Term Incentive Plan.

So what does this mean, exactly? Simply put, it means as a shareholder you should vote so that your voice is heard.

To help you – as well as our other shareholders – sort through all the information about the proxy contest and frequent mailings you are likely receiving at your home, you can now find a one-stop shop at Target.com/proxy. This new Web page, called “Staying on Target,” features the latest news and resources to help you stay informed about the proxy contest. It will be updated on a regular basis.

Team members who are shareholders may be receiving phone calls from Target’s proxy solicitors offering guidance on voting the WHITE proxy card. You also may receive calls from Pershing Square’s proxy solicitors.

You may receive more than one WHITE voting card. Please vote ALL the WHITE cards you receive and discard the gold card(s) received from Pershing Square.

With so much information, we hope our new “Staying on Target” site helps answer your questions and also serves as a resource for your friends and families who have questions.

Our Board of Directors is the primary force in guiding our company to realize its opportunities. Target’s independent directors have extensive executive and Board experience in a variety of businesses, experience which we believe is critical to our continued success over time and our quest to become the Best Company Ever. That is why we ask you to vote ALL the WHITE cards you receive.

“Staying on Target” can be accessed at Target.com/proxy and from the Investor Relations site on Target.com.

If you have questions or need assistance voting your Target shares please contact:

MacKenzie Partners, Inc.	OR	Georgeson
(800) 322-2885		(866) 295-8105

On the evening of May 7, 2009, Target Corporation also distributed the following information to its employees:

Target Corporation Mails Letter to Shareholders

Target Corporation recently announced that it is mailing a letter to shareholders in connection with the Company’s 2009 Annual Meeting of Shareholders to be held on May 28.

[Link to letter filed on May 6, 2009]